UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 11, 2003

NEXTEL PARTNERS, INC.

(Exact Name Of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5. Other Events and Regulation FD Disclosure.

On June 11, 2003, Nextel Partners, Inc. (the “Company”) issued a press release announcing that the Company is commencing a tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation” and, together with the Tender Offer, the “Offer”) relating to all of its outstanding 14% Senior Discount Notes due 2009.  In addition, the Company announced that it intends to finance the tender offer with the net proceeds from an offering of $425 million of senior notes, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, together with other available funds.  The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Nothing in this report should be construed as an offer to purchase any outstanding 14% Notes, as such offer is only being made upon the terms and is subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 12, 2003.

The statements in this report regarding future aspects relating to the Offer and the new senior notes and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, market and competitive conditions, that may cause actual future experience and results to differ materially from the statements made.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: June 12, 2003	By:	/s/ John Chapple
John Chapple
Chief Executive Officer and President